UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2009

Commission File Number: 000-53176

AEON HOLDINGS INC.
(Exact Name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation or organization)

10000 N.E. 7th Avenue, Suite 100-C
Vancouver, Washington 98685
 (Address of principal executive offices)

360.977.6820
(Registrant’s telephone number, including area code)

Novori Inc.
5550 152nd Street, Suite 206
Surrey, British Columbia, Canada V3S 5J9
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01    Entry into a Material Definitive Agreement
Item 2.01    Completion of Acquisition or Disposition of Assets
Item 3.02    Unregistered Sales of Equity Securities
Item 5.01    Changes in Control of Registrant
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 10, 2009 Aeon Holdings Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Green Star Energies, Inc. (“Green Star”) to acquire Green Star’s interest in a joint venture with Bialy Gas Production LLC (“Bialy”). The transactions contemplated by the Purchase Agreement were completed on February 10, 2009. Other than in respect of the Purchase Agreement, there is no material relationship between the Company or its affiliates and Green Star.

In consideration for the acquisition of the joint venture interest, the terms of the Purchase Agreement required the Company to issue and deliver to Green Star:

•	9,000,000 restricted shares of the Company’s common stock;

•	warrants to purchase 2,000,000 shares of the Company’s common stock at a price of $0.10 per share, exercisable until February 10, 2011;

•	warrants to purchase 4,000,000 shares of the Company’s common stock at a price of $0.15 per share, exercisable until February 10, 2011; and

•	warrants to purchase 1,000,000 shares of the Company’s common stock at a price of $0.20 per share, exercisable until February 10, 2011.

The terms of the Purchase Agreement also required the Company to:

•	enter into a management agreement with Green Star dated February 10, 2009;

•	execute promissory notes covering $180,975 of the Company’s outstanding debt obligations;

•
enter into an asset purchase agreement with Harold Schaffrick and Mark Neild dated February 10, 2009 to sell the Company’s wholly owned subsidiary, Novori Jewelry Inc., to Mr. Schaffrick and Mr. Neild;

•	enter into an asset assignment and debt assumption agreement with Novori Jewelry Inc. dated February 10, 2008 to transfer certain of the Company’s assets to Novori Jewelry; and

•	issue and deliver 700,000 restricted shares of the Company’s common stock as consideration for arranging and negotiating the transactions contemplated by the Purchase Agreement.

Acquisition of Joint Venture Interest

The joint venture interest acquired by the Company pursuant to the terms of the Purchase Agreement consists of:

•	13 mineral leases covering 61 oil and gas wells (the “Properties”); and

•	an option to purchase two (2) mineral leases covering 16 oil and gas wells.

All of the oil and gas wells are located on approximately 500 acres in the Crow’s Run field in Beaver County, Pennsylvania.

The joint venture was created on December 29, 2008 when Green Star and Bialy entered into a joint venture agreement to develop the Properties (the “Joint Venture Agreement”) that modified the terms of a purchase and sale agreement between Green Star and Bialy dated July 3, 2008.

Pursuant to the terms of the Joint Venture Agreement, the Company is entitled to receive 70% of all net profits of Bialy and manage and oversee all development activities at the Properties in exchange for being the sole financier of the Properties. The Company must provide financing to begin and maintain production on the Properties and to rework or develop oil and gas wells, satisfactory to both the Company and Bialy. The Company is liable for all activities undertaken on the Properties, and is also responsible for plugging any oil and gas wells on the Properties throughout the term of the Joint Venture Agreement.

The Properties are subject to a 12.5% gross overriding royalty in favour of Bialy, and the Company is obliged to pay Bialy the amount of $5,000 every three (3) months until the royalty payments exceed $50,000 in any given 12 month period. These payments rank in preference above all other expenses related to the Properties, and must be sourced from the Company’s revenues from the Properties or any financing that may be arranged.

The Joint Venture Agreement will terminate on March 1, 2009 unless at least one (1) oil and gas well is reworked on the Properties by that date. In the event of such termination, the Company must pay Bialy the amount of $10,000 in shares of the Company’s common stock, calculated on the basis of the closing price of the Company’s common stock on March 2, 2009.

Under the Joint Venture Agreement, the Company’s also retains the option to:

•	purchase from Bialy the additional two (2) mineral leases for the amount of $32,000 in shares of the Company’s common stock plus a 12.5% gross overriding royalty on the leases in favor of Bialy; and

•	acquire Bialy outright, subject to a number of conditions.

The Company has until July 3, 2010 to exercise its option to acquire Bialy. In the event of such acquisition, the Joint Venture Agreement will terminate.

Each of the 61 oil and gas wells on the Properties is either producing or capable of production with some reworking.

Management Agreement

Pursuant to the terms of the Purchase Agreement and in consideration for the acquisition of the joint venture interest, on February 10, 2009 the Company entered into management agreement with Green Star, whereby Green Star was appointed to manage all operations of the Company for a 3-year term. As compensation, Green Star will receive 1,000,000 shares of the Company’s preferred stock over the course of the term. Each share of the Company’s preferred stock now carries voting rights equivalent to 50 shares of the Company’s common stock, and conversion rights to shares of the Company’s common stock at a one (1) to one (1) ratio.

Asset Purchase Agreement

Pursuant to the terms of the Purchase Agreement, on February 10, 2009 the Company entered into an asset purchase agreement with its former executive officers Harold Schaffrick and Mark Neild, whereby the Company agreed to sell its wholly owned subsidiary, Novori Jewelry Inc., to Mr. Schaffrick and Mr. Neild. In exchange for such sale, Mr. Schaffrick and Mr. Neild agreed to surrender for cancellation all shares of the Company’s preferred stock held by each of them, resign from their positions as officers of the Company and tender their resignations as directors of the Company.

Asset Assignment and Debt Assumption Agreement

Pursuant to the terms of the Purchase Agreement, on February 10, 2009 the Company entered into an asset assignment and debt assumption agreement with Novori Jewelry Inc., whereby the Novori Jewelry agreed to assume all outstanding debt obligations of the Company, other than those disclosed in the Purchase Agreement, in exchange for the transfer of certain assets of the Company to Novori Jewelry. As further consideration for the debt assumption, the Company agreed to execute a promissory note in the amount of $80,975 in favor of Novori Jewelry, payable as follows:

•	“Immediate Debts” in the amount of $5,000 payable in one (1) installment, due ten (10) days after the Effective Date;

•	“Short-Term Debts” in the amount of $46,875 payable in three (3) installments of $15,625 every 30 days, with the first installment due 30 days after the Effective Date; and

•
“Mid-Term Debts” in the amount of $29,100 payable in 16 monthly installments of $1,818.75 per month with the first installment due on May 1, 2009, and the rest of the installments due every month thereafter on the first (1st) day of each month for a period of 15 months.

Change in Control

The issuance of 9,000,000 restricted shares of the Company’s common stock to Green Star and the cancellation by Harold Schaffrick and Mark Neild of 9,500,000 shares each of the Company’s preferred stock resulted in a change in control of the Company. As of the date of this report, Green Star beneficially owns 75.93% of the Company’s issued and outstanding common stock, and there are no issued and outstanding shares of the Company’s preferred stock.

To the Company’s knowledge, other than as described in the Purchase Agreement there are no arrangements or understandings among members of both the former and new control groups and their associates with respect to the election of directors or other matters. To the Company’s knowledge, there are also no arrangements the operation of which may at a subsequent date result in a change of control of the Company.

Directors and Officers

On February 10, 2009 Harold Schaffrick resigned as the President and Chief Executive Officer of the Company, and Mark Neild resigned as the Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer of the Company. On the same day, Brandon Toth was appointed the President, Chief Executive Officer and Secretary of the Company, and Vic Devlaeminck was appointed as the Chief Financial Officer, Principal Accounting Officer and Treasurer of the Company.

On February 10, 2009 Harold Schaffrick and Mark Neild resigned as directors of the Company, effective ten (10) days after the Company has filed a Schedule 14F with the United States Securities and Exchange Commission and distributed it to all of the Company’s security holders of record (the “Effective Date”). On the same day, Brandon Toth and Vic Develaeminck were appointed as Directors of the Company as of the Effective Date, to fill the vacancies on the Board of Directors and to hold such office until their successors are duly elected and appointed.

Brandon Toth, President, Chief Executive Officer, Secretary, Director

Brandon Toth was appointed the President, Chief Executive Officer and Secretary of the Company on February 10, 2009. He will also become a director of the Company on the Effective Date. Since December 2006, Mr. Toth has served as a director of Green Star Energies, Inc., a public company involved in the oil and gas industry and quoted on the Pink Sheets under the symbol GSRE. In addition, he has been the President of Green Star since February 2008.

Mr. Toth has worked in a self-employed capacity since November 2005 as a corporate development and strategic communications consultant for publicly traded companies in the natural resource development sector. During that time, he has also provided marketing, public relations, technical support, web development and customer relations services to a number of private entities. From August 2005 to February 2006, Mr. Toth worked in the technical support division at Cingular Wireless LLC, and between April 2004 and June 2006, Mr. Toth also acted as a director of public relations and marketing communications and performed metal casting, welding, finishing and materials-sourcing duties for the Congie Gallery and Bronze Casting Studio in Portland, Oregon.

Vic Devlaeminck, Chief Executive Officer, Principal Accounting Officer, Treasurer, Director

Vic Devlaeminck was appointed the Chief Executive Officer, Principal Accounting Officer and Treasurer of the Company on February 10, 2009. He will also become a director of the Company on the Effective Date. Since October 2008, Mr. Devaleminck has acted as the Chief Financial Officer and a director of Green Star Energies, Inc., a public company involved in the oil and gas industry and quoted on the Pink Sheets under the symbol GSRE.

Since 1986, Mr. Devlaeminck has worked as an attorney and been the owner of Vic Devlaeminck P.C., a legal and accounting firm based in Vancouver, Washington that specializes in providing taxation and business consulting services. He is a member of the bars of both Washington State and Oregon, and he is also licensed as a CPA in both Washington State and Oregon. Mr. Devlaeminck holds a B.S. in Accounting from Portland State University and a Juris Doctor from Lewis & Clark Law School, both of which are located in Portland, Oregon.

Item 9.1      Financial Statements and Exhibits

Exhibit Number	Exhibit Description
10.1	Purchase Agreement with Green Star Energies, Inc. dated February 10, 2009
10.2	Management Agreement with Green Star Energies, Inc. dated February 10, 2009
10.3	Asset Purchase Agreement with Harold Schaffrick and Mark Neild dated February 10, 2009
10.4	Asset Assignment and Assumption of Debt Agreement with Novori Jewelry Inc. dated February 10, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2009	AEON HOLDINGS INC.
(Registrant)

By:	/s/ Brandon Toth
Brandon Toth President and Chief Executive Officer